Exhibit 31.4

CERTIFICATION

I, Peter Allen, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2025 of Genco Shipping & Trading Limited; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Peter Allen
Name: Peter Allen
Date: April 30, 2026	Title: Chief Financial Officer